Docusign Envelope ID: 9E35558C-12F1-4196-B51E-8DD38DA4B456

Lucid Capital Markets, LLC

July [23], 2025

GameSquare Holdings, Inc.
6775 Cowboys Way, Ste. 1335
Frisco, TX 75034

Re: Consent and Waiver of Series A-1 Preferred Stock Equity Issuance

Ladies and Gentlemen:

Reference is made to that certain Underwriting Agreement, dated July 8, 2025, by and between GameSquare Holdings, Inc., a Delaware corporation (the "Company") and Lucid Capital Markets, LLC (the "Underwriter") (the "First Underwriting Agreement"), and that certain Underwriting Agreement, dated July 17, 2025, by and between the Company and the Underwriter (the "Second Underwriting Agreement" and together with the First Underwriting Agreement, the "Underwriting Agreements"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreements.

Pursuant to Section 4.16 of each of the Underwriting Agreements, the Company is prohibited, for a period of 90 days from the respective Closing Dates, from effecting or entering into an agreement to effect any issuance of Common Stock or Common Stock Equivalents under certain specific circumstances set forth therein (the "Restricted Issuance Provisions"). Pursuant to this letter, the Underwriter (i) agrees to consent to the issuance (the "Issuance") of Series A-1 Preferred Stock of the Company (the "Series A-1 Preferred Stock") to Robert Leshner in consideration for that certain Crypto Punk 5577 NFT, pursuant to the terms of a subscription agreement and a certificate of designation governing the designation, rights, preferences, powers, restrictions, and limitations of such Series A-1 Preferred Stock, and (ii) hereby waives the Restricted Issuance Provisions solely with respect to, and to the extent that they would otherwise prohibit, the Issuance. For the avoidance of doubt each share of Series A-1 Preferred Stock is being issued at a price of $1,500 per share and converts on a fixed ratio to 1,000 shares of Common Stock of the Company, resulting in an effective conversion price of $1.50 per share.

Except as expressly set forth in the preceding paragraph of this letter, each and all of the Company's obligations under each of the Underwriting Agreements shall remain in full force and effect.

[*Signature page follows*]

Docusign Envelope ID: 9E35558C-12F1-4196-B51E-8DD38DA4B456

Sincerely,

Lucid Capital Markets, LLC

By: Signed by: [signature] 6C193A9C323C404...
Name: John Lipman
Title: Head of Capital Markets

Agreed and acknowledged as of July 23, 2025

GameSquare Holdings, Inc.

By: Signed by: Lou Schwartz 6C415D18D79142C...
Name: Lou Schwartz
Title: President